Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement dated as of March 29, 2007 (this “Amendment”) is entered into with reference to the Credit Agreement, dated as of September 19, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Guess ?, Inc. (the “Domestic Borrower”) and Guess? Canada Corporation (the “Canadian Borrower”, and together with Domestic Borrower, collectively, the “Borrowers”), the Lenders from time to time party thereto, Bank of America, N.A., as Domestic Administrative Agent and Domestic L/C Issuer, and Bank of America, N.A., acting through its Canadian branch, as Canadian Administrative Agent and Canadian L/C Issuer (collectively, the “Administrative Agents”).  Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

1.             Amendments.  The Borrowers and the Lenders hereby agree to amend the Credit Agreement as follows:

(a)           Section 6.01(c) of the Credit Agreement is hereby amended by deleting the phrase “not later than 60 days” from the first line thereof and replacing it with the phrase “not later than 90 days.”

(b)           Section 7.02(b) of the Credit Agreement is hereby amended by inserting “, replacements” after the word “renewals” in the second line thereof and by inserting “, replacement” after the word “renewal” in each of the fourth, eighth and ninth lines thereof.

(c)           Section 7.02(k) of the Credit Agreement is hereby amended by deleting the figure “$50,000,000” from the last line thereof and replacing it with the figure “$150,000,000.”

(d)           The introductory clause of Section 7.03(h) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(h)           the purchase or other acquisition of not less than 51% of the Equity Interests in, or a substantial portion of the property of, any Person, or of any business unit of a Person, that, upon the consummation thereof, will be majority-owned directly by the Domestic Borrower or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.03(h):

2.             Conditions Precedent.  The effectiveness of this Amendment shall be conditioned upon the receipt by the Domestic Administrative Agent of (a) counterparts of this Amendment executed by the Borrowers and (b) written consents hereto executed by the Guarantors in substantially the form of Exhibit A attached hereto.

3.             Representations and Warranties.  The Borrowers represent and warrant to the Administrative Agents and the Lenders that, as of the date of this Amendment, the representations and warranties of the Domestic Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, shall be true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, and no Default now exists.

4.             Confirmation. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

5.             Counterparts.  This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the California.

IN WITNESS WHEREOF, the Borrowers and the Lenders have executed this Amendment as of the date first written above by their duly authorized representatives.

GUESS ?, INC.

By:	/s/ Carlos Alberini
Name: Carlos Alberini
Title: President and Chief Operating Officer

GUESS? CANADA CORPORATION

By:	/s/ Carlos Alberini
Name: Carlos Alberini
Title: Chief Operating Officer

BANK OF AMERICA, N.A., as Domestic Administrative Agent and Domestic Lender

By:	/s/ Matthew Koenig
Name:	Matthew Koenig
Title:	Sr. Vice President

BANK OF AMERICA, N.A., acting through its Canadian Branch, as Canadian Administrative Agent and Canadian Lender

By:	/s/ Medina Sales De Andrade
Name:	Medina Sales De Andrade
Title:	Vice President

Exhibit A to Amendment No. 1

CONSENT

Dated as of March 29, 2007

Each of the undersigned, as Guarantors under a Guaranty (as such terms are defined in and under the Credit Agreement referred to in the foregoing Amendment No. 1) delivered pursuant to the Credit Agreement, hereby consent and agree to the said Amendment No. 1 and hereby confirm and agree that its Guaranty as amended by that certain First Amendment to Guaranty, of even date herewith, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

GUESS ?, Inc.
GUESS.com, Inc.
GUESS? Retail, Inc.
GUESS? Value, LLC
GUESS? Bermuda Holdings, LLC

By:	/s/ Carlos Alberini
Name:	Carlos Alberini
Title:	President and Chief Operating Officer

A-1